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                                                               EXHIBIT 21.1


                                    SUBSIDIARIES

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

                        Name                        Jurisdiction
                        ----                        ------------
         HTI Export Ltd.                               Barbados

         Hutchinson Technology Asia, Inc.             Minnesota

